Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of The Sheridan Group, Inc. of our report dated March 29, 2011, except for Note 19(b) to the consolidated financial statements as to which the date is May 13, 2011, relating to the financial statements of The Sheridan Group, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD

June 14, 2011